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                                                                 Exhibit (h)(ii)

                        PACHOLDER HIGH YIELD FUND, INC.

                   Rights Offering for Shares of Common Stock

                          SOLICITING DEALER AGREEMENT
                          ---------------------------

               THE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME,

                       ON MARCH 27, 2001, UNLESS EXTENDED


To Securities Dealers and Brokers:


     Pacholder High Yield Fund, Inc. (the "Fund") is issuing to holders of its common stock, par value $.01 per share (the "Common Stock"), of record ("Record Date Shareholders") as of the close of business on March 5, 2001 (the "Record Date"), transferable rights ("Rights") to subscribe for an aggregate of 3,175,092 shares (the "Shares") of Common Stock of the Fund upon the terms and subject to the conditions set forth in the Fund's prospectus (the "Prospectus") dated March 5, 2001 (the "Offer"). Each Record Date Shareholder is being issued one Right for each full share of Common Stock owned on the Record Date. No Rights will be issued for fractional shares. The Rights entitle the Record Date Shareholders, during the Subscription Period (as hereinafter defined), to acquire at the Subscription Price (as hereinafter defined) one Share for each three Rights held (the "Primary Subscription"). The subscription price per Share (the "Subscription Price") will be equal to the net asset value of a share of the Fund's Common Stock on the Expiration Date (as hereinafter defined). The subscription period for the Offer (the "Subscription Period") commences on March 6, 2001 and ends at 5:00 p.m., Eastern time, on the Expiration Date. (With respect to the Offer, the term "Expiration Date" means 5:00 p.m., Eastern time, on March 27, 2001, unless and until the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term "Expiration Date" with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire.) Any shareholder who fully exercises all Rights held by him (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) is entitled to subscribe for additional Shares (the "Over-Subscription Privilege"). Shares acquired pursuant to the Over-Subscription Privilege are subject to allotment, which is more fully discussed in the Prospectus. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Prospectus.


     For the duration of the Offer, the Fund has agreed to pay Soliciting Dealer Fees to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights in connection with the Offer and who complies with the procedures described below (a "Soliciting Dealer"). Upon timely delivery to EquiServe Trust Company, N.A., the Fund's Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive a Soliciting Dealer Fee equal to an amount computed by multiplying (i) 0.025 (2.5%) by (ii) the Subscription Price by (iii)(A) the aggregate number of Shares purchased pursuant to subscription forms on which the Soliciting Dealer is designated by name as having solicited the exercise of such Rights plus (B) Shares purchased pursuant to the Offer through the Soliciting Dealer by beneficial owners of the Fund's Common Stock on whose behalf the Soliciting Dealer acts as nominee, either directly or through The Depository Trust Company ("DTC") or any other applicable depository, as listed in the Appendix to this Soliciting Dealer Agreement. In no event shall the number in (iii)(B) above exceed, as applicable, the number of Shares

                                      36
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reported as purchased by beneficial shareholders through the Soliciting Dealer by DTC, or any other applicable depository, or the number of Shares the Soliciting Dealer is entitled to purchase as a record shareholder (excluding in either case shares held for its own account). If more than one Soliciting Dealer is identified as having solicited the exercise of identical Rights, the fee described above shall be shared equally by all such Soliciting Dealers.

     A qualified broker or dealer is a broker or dealer which is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is qualified to act as a dealer in each jurisdiction in which it solicits the exercise of Rights and is a member of a registered national securities exchange in the United States or the National Association of Securities Dealers, Inc. ("NASD"), or is a foreign broker or dealer not eligible for membership which agrees to conform to the Conduct Rules of the NASD, including Rules 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if it were a member thereof.

     The Fund hereby agrees to pay the Soliciting Dealer Fee payable to the undersigned Soliciting Dealer and to indemnify such Soliciting Dealer against all losses, claims, damages and liabilities to which such Soliciting Dealer may become subject as a result of (a) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, as amended or supplemented from time to time, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) any actions taken or omitted to be taken in connection with the performance by such Soliciting Dealer of its service as a Soliciting Dealer pursuant hereto, except to the extent any such loss, claim, damage or liability results from the negligence, willful misconduct or bad faith of such Soliciting Dealer in performing its services as a Soliciting Dealer or as a result of any breach by such Soliciting Dealer of its obligations herein. Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the NASD, and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Soliciting Dealers recognize that persons associated with the Soliciting Dealers who are licensed only to engage in activities in connection with investment company securities and variable contract products may not solicit the exercise of Rights in connection with the Offer. Soliciting Dealers represent and agree that persons associated with the Soliciting Dealers that are duly qualified with a national securities exchange or the NASD will solicit the exercise of Rights in connection with the Offer. Compensation will not be paid for solicitations in any state or other jurisdiction in which, in the opinion of counsel to the Fund or the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Soliciting Dealer Fees with respect to Shares purchased pursuant to an exercise of Rights for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Fund or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Fund through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Fund or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Fund, or create any association between such parties, or shall render the Dealer Manager or the Fund liable for the obligations of any Soliciting Dealer. The Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

     In order for a Soliciting Dealer to receive Soliciting Dealer Fees, the Subscription Agent must have received from such Soliciting Dealer, no later than 5:00 p.m., Eastern time, on the Expiration Date, a properly completed and duly executed Soliciting Dealer Agreement (or a facsimile thereof), and, as applicable, (i) properly completed and duly executed Subscription Certificates with respect to Shares purchased pursuant to the exercise of Rights, on which the Soliciting Dealer is designated by name as having solicited the exercise of such Rights, and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third Business Day after the Expiration Date, of properly completed and duly executed Subscription Certificates with respect to Shares purchased pursuant to the exercise of Rights, on which the Soliciting Dealer is designated by name as having solicited the exercise of such Rights, and full payment for such Shares. In the case of a Notice of Guaranteed Delivery, Soliciting Dealer Fees will only be paid after payment and delivery in accordance with such Notice of Guaranteed Delivery have been effected.

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     All questions as to the form and validity (including time of receipt) of this Soliciting Dealer Agreement and eligibility for Soliciting Dealer Fees hereunder or otherwise will be determined by the Fund, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Fund shall determine. None of the Fund, the Dealer Manager, the Subscription Agent, the Information Agent for the Offer (Shareholder Communications Corporation) or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

     The execution of this Soliciting Dealer Agreement and the acceptance of Soliciting Dealer Fees from the Fund by a Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Fund that: (i) it has received and reviewed the Prospectus; (ii) in soliciting the purchase of Shares pursuant to the exercise of the Rights, it has complied with the requirements of the Securities Act of 1933, as amended, the Exchange Act, the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting the purchase of Shares pursuant to the exercise of the Rights, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Fund through the Dealer Manager; (iv) it has not purported to act as agent of the Fund or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Fund; (vii) it will not accept Soliciting Dealer Fees paid by the Fund pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights for its own account; (viii) it will not remit, directly or indirectly, any part of Soliciting Dealer Fees paid by the Fund pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Soliciting Dealer Fees and the terms and conditions set forth herein with respect to receiving such Soliciting Dealer Fees. By executing and returning a Soliciting Dealer Agreement and accepting Soliciting Dealer Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Fund against losses, claims, damages and liabilities to which the Fund may become subject as a result of the breach of such Soliciting Dealer's representations made herein and described above.

     In addition to representation (ii) above, each Soliciting Dealer represents to the Fund and the Dealer Manager that it has not engaged, and agrees that it will not engage, in any activity in respect of the Rights or the Shares in violation of the Exchange Act, including Regulation M thereunder. A Soliciting Dealer's acceptance of Soliciting Dealer Fees will constitute a representation that it is eligible to receive such Soliciting Dealer Fees and that it has complied with the preceding sentence and its other agreements hereunder.

     Soliciting Dealer Fees due to eligible Soliciting Dealers will be paid promptly after consummation of the Offer. No Soliciting Dealer Fees will be payable to Soliciting Dealers with respect to Shares purchased after the expiration of the Offer.

     This Soliciting Dealer Agreement will be governed by the laws of the State of Ohio, without reference to the choice of law principles thereof.

     Please list in the Appendix attached hereto and forming part of this Soliciting Dealer Agreement the number of Shares purchased pursuant to the exercise of Rights by each beneficial owner whose purchases pursuant to the exercise of Rights you, as a Soliciting Dealer, have solicited. All amounts beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table in the Appendix hereto. Any questions as to what constitutes beneficial ownership should be directed to the Fund. The number of shares not listed in the Appendix for reasons of inadequate space should be listed in a separate schedule attached to, and forming part of, this Soliciting Dealer Agreement.

     Please execute this Soliciting Dealer Agreement below, accepting the terms and conditions hereof and confirming that you are (i) registered as a broker-dealer under the Exchange Act, (ii) qualified to act as a dealer in each jurisdiction in which you have solicited the exercise of Rights and (iii) a member firm of a registered national securities exchange or of the NASD, or a foreign broker or dealer not eligible for membership who has conformed to

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the Conduct Rules of the NASD, including Rules 2730, 2740, 2420 and 2750 thereof, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof; and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement.

                                  Very truly yours,

                                  PACHOLDER HIGH YIELD FUND, INC.

                                  By:  _______________________________
                                        William J. Morgan
                                        Chairman of the Board and President

ACCEPTED AND CONFIRMED

_______________________________
Printed Firm Name

_______________________________
Address

_______________________________
Authorized Signature

_______________________________

Area Code and Telephone Number


_______________________________         ________________________________________
Name and Title                          DTC Participation Number (if applicable)

Dated:  _________________________


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Payment of Soliciting Dealer Fees shall
be wired to the following account:__________________________

Account Number:_____________________________________________

Name of Bank or other
Recipient Institution:______________________________________


Additional Account
Information:________________________________________________

                                    *  *  *


     All Soliciting Dealer Agreements should be returned to EquiServe Trust Company, N.A. by facsimile at (781) 575-4826. Facsimile transmissions may be confirmed by calling (781) 575-4816.


     All questions concerning Soliciting Dealer Agreements should be directed to Shareholder Communications Corporation, toll free at (800) 809-5942.

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                    APPENDIX TO SOLICITING DEALER AGREEMENT

                    TO BE COMPLETED BY THE SOLICITING DEALER


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                  Beneficial Owners                                   Number of Shares Purchased
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
Beneficial Owner No. 1
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Beneficial Owner No. 2
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Beneficial Owner No. 3
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Beneficial Owner No. 4
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Beneficial Owner No. 5
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Beneficial Owner No. 6
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Beneficial Owner No. 7
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Beneficial Owner No. 8
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Beneficial Owner No. 9
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Beneficial Owner No. 10
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Beneficial Owner No. 11
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Beneficial Owner No. 12
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Beneficial Owner No. 13
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Beneficial Owner No. 14
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Beneficial Owner No. 15
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Beneficial Owner No. 16
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Beneficial Owner No. 17
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Beneficial Owner No. 18
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Beneficial Owner No. 19
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Beneficial Owner No. 20
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Beneficial Owner No. 21
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Beneficial Owner No. 22
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Beneficial Owner No. 23
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Beneficial Owner No. 24
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Beneficial Owner No. 25
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                         TOTAL:
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

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